UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ONCOCYTE CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF

OUTSTANDING COMMON STOCK OF ONCOCYTE CORPORATION

Dear OncoCyte Shareholder:

This Notice and the enclosed Information Statement is being furnished by the Board of Directors of OncoCyte Corporation, a California corporation, to our shareholders who held shares of our common stock, no par value, which we refer to as Common Stock, at the close of business on May 17, 2018, or the Record Date. The purpose of the enclosed Information Statement is to inform you and our other shareholders of an action taken by written consent of the holders of a majority of our Common Stock. This Notice and the enclosed Information Statement is being furnished to our shareholders pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, and also shall be considered the notice of an action by written consent required under Section 603 of the California Corporations Code.

The holders of a majority of our outstanding Common Stock, which is the only outstanding class of our capital stock, have approved by written consent an amendment to our Articles of Incorporation that increases the authorized number of shares of Common Stock we may issue from 50,000,000 shares to 85,000,000 shares (the “Articles Amendment”). More information about the Articles Amendment is provided in this Information Statement that accompanies this Notice.

The written consent of the holders of a majority of our outstanding Common Stock constitutes the only shareholder approval required under the California Corporations Code and our Bylaws, each as amended to date, to approve the Articles Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action. The shareholder approval taken by written consent of the holders of a majority of our outstanding Common Stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED IN THIS NOTICE OR THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: May __, 2018.

Sincerely yours,

William Annett President and Chief Executive Officer

ONCOCYTE CORPORATION

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

May __, 2018

PRELIMINARY INFORMATION STATEMENT

GENERAL INFORMATION

OncoCyte Corporation, a California corporation, with its principal executive offices located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, is sending you this Information Statement and the accompanying Notice to notify you of an action that the holders of a majority of the outstanding shares of our common stock, no par value, or Common Stock, have taken by written consent in lieu of a special meeting of shareholders. References in this Information Statement to “we,” “our,” “us,” and “OncoCyte” are to OncoCyte Corporation.

Copies of this Information Statement are being mailed on or about May __, 2018 to those of our shareholders who were holders of record of shares of our Common Stock on May 17, 2018, or the Record Date.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

The shareholder approval of the matter described in this Information Statement has been obtained. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 603 of the California Corporations Code, that shareholder approval of a matter by written consent has occurred.

Action by Written Consent

On May __, 2018 holders of a majority of our outstanding shares of Common Stock approved an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock that we may issue from 50,000,000 shares to 85,000,000 shares (the “Articles Amendment”). We refer to the approval of the Articles Amendment by the written consent of holders of a majority of the outstanding shares of our Common Stock as the “Shareholder Approval.”

Effective Date of Shareholder Approval by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Shareholder Approval will become effective 20 calendar days after the first mailing or other delivery of this Information Statement to our shareholders.

1

Shareholders Entitled to Receive Notice of Action by Written Consent

Under Section 603 of the California Corporations Code and our Bylaws, each as amended to date, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In this instance, the written consent of holders of not less than a majority of the outstanding shares of our Common Stock is required to approve the matter.

We will not hold a meeting of our shareholders for a vote, nor will we solicit further written consents from our shareholders, because holders of the majority of the outstanding shares of our Common Stock have already provided the written consents required for Shareholder Approval of the Articles Amendment as allowed by Section 603 of the California Corporations Code and our Bylaws, so that no other votes or consents of shareholders are required or necessary. In accordance with our Bylaws and the California Corporations Code, we are providing you with notice of the Shareholder Approval because your consent was not solicited. Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of the Shareholder Approval.

No Dissenters’ Rights of Appraisal

Shareholders do not have any dissenters’ rights or appraisal rights in connection with the Shareholder Approval or the Articles Amendment. Accordingly, shareholders will not have the opportunity to dissent from the Shareholder Approval or the Articles Amendment and to receive an agreed or judicially appraised value for their shares of Common Stock.

Costs of this Information Statement

We are mailing this Information Statement to our shareholders who were holders of record of Common Stock as of the Record Date, and we will bear the costs associated therewith. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending this Information Statement to beneficial owners of our Common Stock.

THE ARTICLES AMENDMENT

Through the Shareholder Approval, Article Three of our Articles of Incorporation is being amended to increase the authorized number of shares of our Common Stock to 85,000,000 shares, from the currently authorized number of 50,000,000 shares.

The operative provision of the Articles Amendment reads as follows:

“Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 85,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.”

2

Reasons for the Articles Amendment

Our Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable in order to enhance our flexibility in taking possible future actions, such as raising additional equity capital, making acquisitions using our equity as consideration, awarding equity compensation or pursuing other corporate purposes. As of May 17, 2018, the Record Date for determining shareholders entitled to notice of the Shareholder Approval, we had _________ shares of Common Stock issued and outstanding, ______________ shares of Common Stock reserved for issuance upon the exercise of outstanding stock options, and _____________ shares of Common Stock reserved for issuance upon the exercise of outstanding stock purchase warrants, leaving only ____________ shares of Common Stock available to OncoCyte for use in raising capital, making acquisitions, awarding equity compensation, or pursuing other corporate purposes. OncoCyte has not yet commercialized any of the cancer diagnostic tests that it is developing and, until such time as it is able to do so and to generate sufficient revenue to finance its operations, it will need to raise additional capital, which may occur through the sale of Common Stock, preferred stock, and securities convertible into or exercisable for shares of Common Stock or preferred stock. OncoCyte may also issue or sell shares of Common Stock to acquire businesses or assets to expand its technology and product portfolios. OncoCyte considers potential sources of financing and potential acquisition candidates from time to time when opportunities arise; however, OncoCyte is not presently a party of any financing or acquisition agreements, and OncoCyte may not be able to raise capital or consummate acquistions on terms it deems acceptable, or at all.

The Articles Amendment will allow OncoCyte to issue shares of Common Stock to accommodate its foreseeable needs and objectives without further approval by OncoCyte shareholders. By increasing the authorized number of shares of Common Stock in advance of any specific transactions, we will be able to act in a timely manner when an opportunity involving the issuance of Common Stock arises, or when our Board of Directors believes it is in the best interests of OncoCyte and our shareholders to take action, without the delay, uncertainty and expense that could be involved in obtaining shareholder approval in the midst of that opportunity. The additional shares of Common Stock being authorized by the Articles Amendment will be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of those shares of Common Stock by us, except where approval by our shareholders is required under NYSE American rules or the California Corporations Code.

The additional shares of Common Stock authorized by adoption of the Articles Amendment have rights identical to the currently outstanding shares of Common Stock. Adoption of the Articles Amendment and issuance of any newly authorized shares of Common Stock will not affect the rights of the holders of the currently outstanding shares of Common Stock, except for effects incidental to increasing the number of our shares of Common Stock outstanding, such as dilution of the earnings (loss) per share and voting rights of current holders of shares of Common Stock.

The increase in authorized shares of Common Stock could make more difficult or discourage attempts to obtain control of OncoCyte, thereby having an anti-takeover effect. The increase in the authorized Common Stock was not proposed by our Board of Directors, or to our knowledge approved by the shareholders who provided the written consents needed for Shareholder Approval, in response to any known threat to acquire control of OncoCyte.

Our Articles of Incorporation currently provide our Board of Directors with the authority to issue up to 5,000,000 shares of preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares of preferred stock constituting any series and the designation of such series, without any further vote or action by our shareholders. This authority of the Board of Directors will not be changed by the Articles Amendment, and the Articles Amendment will not increase the total number of shares of preferred stock that the Board of Directors may determine to issue.

INTERESTS OF CERTAIN PERSONS IN THE ARTICLES AMENDMENT

None of our directors or executive officers, other than in his or her role as director or executive officer, had any other substantial interest, direct or indirect, by securities holdings or otherwise, in the Articles Amendment, which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of OncoCyte, is not shared by all other shareholders pro rata and in accordance with their respective stock ownership interests.

3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 30, 2018 concerning beneficial ownership of our Common Stock by each shareholder known by us to be the beneficial owner of 5% or more of our outstanding shares of Common Stock.

Shareholder	Number of Shares	Percent of Total
BioTime, Inc. (1) 1010 Atlantic Avenue, Suite 102 Alameda, California 94501	14,674,244	38.80%

Broadwood Partners, L.P. (2) 724 Fifth Avenue, 9th Floor New York, New York 10019	8,624,041	22.18%

George Karfunkel 126 East 56th Street/15th Floor New York, New York 10022	3,240,812	8.57%

GKarfunkel Family LLC (3) 126 East 56th Street/15th Floor New York, New York 10022	3,000,000	7.73%

Bernard Karfunkel 126 East 56th Street/15th Floor New York, New York 10022	2,551,666	6.75%

(1)	Excludes 192,644 shares held by BioTime’s former subsidiary Asterias Biotherapeutics, Inc.

(2)	Includes 1,055,961 shares that may be acquired upon the exercise of certain warrants.

(3)	Includes 1,000,000 shares that may be acquired upon the exercise of certain warrants.

4

Security Ownership of Management

The following table sets forth information as of April 30, 2018 concerning beneficial ownership of our Common Stock by each member of the Board of Directors, all “named executive officers” identified in Item 11 of our Form 10-K/A, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
William Annett (1)	680,833	1.77%

Mitchell Levine (2)	—	*

Kristine C. Mechem (3)	128,333	*

Lyndal K. Hesterberg (4)	66,778	*

Alfred D. Kingsley (5)	690,739	1.81%

Ronald Andrews (6)	—	*

Andrew Arno (7)	49,890	*

Andrew J. Last (7)	49,890	*

Cavan Redmond (7)	49,890	*

Aditya Mohanty	—	*

All executive officers and directors as a group (10 persons) (8)	1,716,353	4.38%

*Less than 1%

(1)	Includes 636,041 shares that may be acquired through the exercise of stock options that are presently exercisable and 44,792 shares that may be acquired upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 404,167 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(2)	Excludes 200,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(3)	Includes 118,854 shares that may be acquired through the exercise of stock options that are presently exercisable and 9,479 shares that may be acquired upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 99,167 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(4)	Includes 60,970 shares that may be acquired through the exercise of stock options that are presently exercisable and 5,808 shares that may be acquired upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 97,622 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(5)	Includes 299,725 shares that may be acquired through the exercise of stock options that are presently exercisable. Excludes 16,575 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

5

(6)	Excludes 20,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(7)	Includes 49,890 shares that may be acquired through the sale of options that are presently exercisable. Excludes 6,630 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 1,325,339 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 857,421 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.oncocyte.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain or reference is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Our Common Stock is listed and traded on the NYSE American under the trading symbol “OCX.”

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

ELIMINATING DUPLICATE MAILINGS

OncoCyte has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of this Information Statement to multiple shareholders who share the same address, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of mailings and reduces our printing and mailing costs. We will promptly deliver separate copies of this Information Statement to any shareholder sharing a common address if the shareholder notifies us that the shareholder wishes to receive a separate copy. If you wish to receive a separate copy of this Information Statement or future annual reports, information statements, or notices of internet availability of proxy materials, you may contact us by telephone at (510) 775-0515, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of such materials but would prefer to receive a single copy instead.

6